EXHIBIT 99.1

[LOGO OF EXPEDIA, INC.]

FOR IMMEDIATE RELEASE

Expedia, Inc. Reports Record Second Quarter Financial Results

•	Quarterly gross bookings of $2.0 billion, up 53% year-over-year
•	Net revenue of $247.5 million, up 71% year-over-year
•	Net income up 106% year-over-year to $41.3 million, or 30 cents per share
•	Adjusted earnings up 97% year-over year to $53.1 million, or 38 cents per share
•	Operating cash flow of $213.3 million compared with $85.6 million a year ago
•	Cash balance of $1.0 billion

BELLEVUE, Wash. – August 5, 2003 – Expedia, Inc. (NASDAQ: EXPE) today reported gross bookings rose 53% year-over-year to $2.0 billion for the second quarter ended June 30, 2003, and net revenue rose 71% to $247.5 million.

The company reported net income for the quarter of $41.3 million, or 30 cents per diluted share, on 138.0 million shares, compared with net income of $20.1 million, or 15 cents per diluted share, for the year-ago period. Adjusted earnings were $53.1 million, or 38 cents per share, compared with $26.9 million, or 21 cents per share.

“Expedia’s record results reflect our continuing dedication to an outstanding customer experience and to a superior distribution platform for our travel supplier partners,” said Erik Blachford, president and CEO of Expedia. “This dedication is driving Expedia’s success and helping us build and maintain a loyal base of customers and suppliers.”

“Expedia’s hotel rooms and package sales were particularly robust in the second quarter, as consumers continue to purchase more complete trips online,” said Greg Stanger, senior vice president and CFO. “Gross bookings of packages and merchant hotel rooms rose 83% and 81% respectively year-over-year, while our air gross bookings also grew at a very healthy rate of 44%.”

Expedia reports revenue and earnings for second quarter – 2

Second Quarter Financial and Operating Highlights

In the second quarter, merchant gross bookings rose 70% and merchant revenue rose 82% year-over-year to $155.8 million on increased revenue from Expedia® Special Rate hotels, strong international performance and the growth in Expedia’s worldwide packages business. The company reported 4.6 million total hotel room-nights stayed in the quarter, including 3.7 million merchant room-nights. Merchant room-nights stayed increased 32% sequentially and 80% year-over-year.

Agency revenue, which is primarily derived from the sale of stand-alone and package airline tickets, rose 57% year-over-year to $86.2 million on a 46% increase in agency gross bookings.

Approximately 3% of revenue for the quarter and approximately 11% of net income were attributable to a reduction to our reserves related to state and local hotel occupancy taxes. These reserves may be adjusted in the future as emerging facts dictate.

International gross bookings, including Canada, rose 148% and international revenue rose 162% year-over-year, as increased hotel and packages sales contributed to more than triple-digit growth in all locations.

Gross profit rose 87% year-over-year to $182.7 million while gross margin increased to approximately 74%. Operating cash flow rose to $213.3 million from $85.6 million a year ago. Expedia finished the quarter with more than $1.0 billion in cash and short-term investments compared with $472.5 million in cash and short-term investments at June 30, 2002.

Six Months Results

For the six months ended June 30, Expedia reported net revenue of $446.2 million, compared with $260.9 million in the year-earlier period. Net income on a GAAP basis was $68.2 million, or 50 cents a diluted share compared with $26.7 million, or 21 cents a share in the year-ago six-month period. Adjusted earnings were $92.6 million, or 68 cents per diluted share, compared with $51.2 million, or 40 cents per share a year ago.

Expedia reports revenue and earnings for second quarter – 3

Merger agreement with InterActiveCorp

In the first quarter of 2003, Expedia’s board of directors approved a merger transaction with InterActiveCorp (NASDAQ: IACI) (formerly USA Interactive) under which IAC will purchase the shares of Expedia it does not already own. The transaction requires majority approval of the Expedia shares outstanding; however, IAC controls a majority of such shares, assuring shareholder approval. The transaction is expected to be completed following a vote by shareholders on Aug. 8, 2003.

Recent Operating Highlights:

•	Expedia climbed to the No. 4 spot in Travel Weekly’s Top 50 travel agencies list for 2002 up from No. 8 in 2001 and maintained its position as the largest U.S. online travel agency.
•	During the quarter, Expedia achieved significant hotel industry milestones, including welcoming its 10,000th hotel partner into the Expedia Special Rate program.
•	Expedia Corporate Travel delivered upgrades to satisfy heavily managed travel needs of corporate customers, including powerful policy controls, robust real-time reporting, and customer service options including a Custom Service Level of dedicated agents, an International rate desk, and Executive services.
•	Classic Custom Vacations introduced Expedia® for Agents, a new program that allows Classic travel agents to book selected Expedia inventory on a commissionable basis.
•	WWTE™, Expedia’s private label service, announced that it was selected by Delta Air Lines to provide hotel booking functionality and destination services on delta.com.

About Expedia, Inc.

Expedia, Inc. (NASDAQ: EXPE) is the world’s leading online travel service and the fourth largest travel agency in the U.S. Expedia’s award-winning Expert Searching and Pricing (ESP) technology delivers the most comprehensive flight options available online. ESP also allows customers to dynamically build complete trips that combine flights, Expedia Special Rate hotels and other lodging, ground transportation, and destination activities. Expedia operates Classic Custom Vacations, a leading wholesaler of premiere vacation packages to destinations such as Hawaii, Mexico, Europe and the Caribbean; and Metropolitan Travel, a corporate travel agency. Travelscape, Inc., wholly owned by Expedia, also operates as WWTE™, bringing complementary cross-sell and dynamic packaging booking functionality to third parties on a private-label basis. Expedia is a majority-owned subsidiary of InterActiveCorp (NASDAQ: IACI).

Expedia reports revenue and earnings for second quarter – 4

Notes on Attached Exhibits

•	Exhibit 1 outlines the three months ended June 30, 2003, consolidated Statements of Operations for Expedia, as compared with the prior-year numbers, including a reconciliation of non-GAAP financial measures to the comparable GAAP measures.

•	Exhibit 2 outlines consolidated Statements of Operations for the six month periods.

•	Exhibit 3 presents consolidated balance sheets for Expedia.

•	Exhibit 4 presents consolidated cash flow statements for Expedia.

•	Exhibit 5 outlines key operating metrics for Expedia and its subsidiaries.

Adjusted earnings exclude non-cash marketing expenses resulting from InterActiveCorp in-kind marketing contributions, InterActiveCorp merger-related expenses and non-cash charges for amortization of intangibles and equity compensation; and the tax benefit associated with those expenses.

Expedia management believes that the presentation of the non-GAAP “adjusted earnings” in this press release and the exhibits to this press release are meaningful to investors because they provide a measure of the cash-generating nature of the on-going business by removing non-cash items that do not reflect actual cash expenditures, or by removing items that are non-recurring in nature and therefore don’t represent the on-going costs of doing business. Internally, Expedia management uses the adjusted earnings measures for the same purpose. A reconciliation of adjusted earnings to GAAP net income is provided in Exhibit 1.

In connection with the proposed merger transaction, InterActiveCorp and Expedia have filed a proxy and information statement/prospectus with the Securities and Exchange Commission. Investors and security holders are urged to read carefully the proxy and information statement/prospectus regarding the proposed transaction, because it will contain important information. Investors and security holders may obtain a free copy of the proxy and information statement/prospectus and other documents containing information about InterActiveCorp and Expedia, without charge, at the SEC’s web site at http://www.sec.gov. Free copies of InteraActiveCorp’s filings may be obtained by directing a request to InterActiveCorp, 152 West 57th Street, New York, New York, 10019, Attention: Investor Relations, and free copies of Expedia’s filings may be obtained by directing a request to Expedia, Inc. 13810 SE Eastgate Way, Suite 400, Bellevue, Washington 98005, Attention: Investor Relations.

This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. Such statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or comparable terms. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including final adjustments made in closing the quarter and those identified in the company’s filings with the SEC.

Expedia, the airplane logo and Classic Custom Vacations are either registered trademarks or trademarks of Expedia, Inc. in the U.S., Canada and other countries. The names of actual companies and products mentioned herein may be trademarks of their respective owners.

For investor information about Expedia, Inc.:

Marj Charlier, Director of Investor Relations, (425) 564-7666

or call our Investor Relations team at (425) 564-7233

For more information, press only:

Darcy Bretz, Edelman Public Relations, (312) 240-2619

darcy.bretz@edelman.com or visit http://expedia.com/daily/press

Expedia reports revenue and earnings for second quarter – 5

Exhibit 1

Statements of Operations

Expedia, Inc.

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30, 2003 (A)				Three Months Ended June 30, 2002 (A)
	GAAP	Adjustments		Adjusted	GAAP (H)	Adjustments		Adjusted
Revenues:
Merchant (B)	$155,785			$155,785	$85,727			$85,727
Agency	86,187			86,187	54,800			54,800
Advertising and other	5,512			5,512	4,351			4,351

Total revenues	247,484			247,484	144,878			144,878

Cost of revenues:
Merchant	35,814			35,814	26,334			26,334
Agency	28,116			28,116	20,457			20,457
Advertising and other	876			876	597			597

Total cost of revenues	64,806			64,806	47,388			47,388

Gross profit	182,678			182,678	97,490			97,490

Gross profit %	73.8%			73.8%	67.3%			67.3%
Operating expenses:
Product development	12,552			12,552	8,152			8,152
Sales and marketing	77,367	(3,168	) (C)	74,199	41,213	(4,317	) (C)	36,896
General and administrative	15,360			15,360	11,545			11,545
Amortization of intangible assets	2,850	(2,850	) (D)	—	4,218	(4,218	) (D)	—
Recognition of stock-based compensation	5,181	(5,181	) (E)	—	575	(575	) (E)	—

Total operating expenses	113,310	(11,199)		102,111	65,703	(9,110)		56,593

Income from operations	69,368	11,199		80,567	31,787	9,110		40,897
Net interest income and other	1,352			1,352	2,485			2,485
Share of joint venture net loss	(1)			(1)	(151)			(151)
IAC merger-related expense	(5,062)	5,062	(F)	—	—	—	(F)	—

Pretax income	65,657	16,261		81,918	34,121	9,110		43,231
Provision for income taxes	(24,312)	(4,547	) (G)	(28,859)	(14,059)	(2,251	) (G)	(16,310)

NET INCOME	$41,345	$11,714		$53,059	$20,062	$6,859		$26,921

Pre-tax income per share:
Basic				$0.68				$0.38

Diluted				$0.59				$0.33

NET INCOME per share:
Basic	$0.34			$0.44	$0.18			$0.24

Diluted	$0.30			$0.38	$0.15			$0.21

Weighted average # of shares outstanding:
Basic	121,150			121,150	112,884			112,884

Diluted	138,043			138,043	129,692			129,692

(A)	The financial results for the period ended June 30, 2003 includes the operations of Metropolitan Travel Inc. acquired July 13, 2002 and Newtrade Technologies Inc. acquired October 28, 2002.
(B)	Merchant amounts are reported on a net basis.
(C)	Non-cash marketing expense resulting from contribution by InterActiveCorp.
(D)	Amortization of acquired intangible assets.
(E)	Non-cash stock-based compensation expense.
(F)	Costs associated with the InterActiveCorp merger transaction.
(G)	The tax effect is computed by using Expedia’s effective statutory rate of 35.5% and applying it to the portion of the adjustments that are deductible for Federal income tax purposes. As a result, the amortization of intangibles associated with the Travelscape and VacationSpot acquisitions, the stock-based compensation associated with the Microsoft options that converted to Expedia options upon our initial public offering, along with the InterActiveCorp merger-related expenses, are not included in the calculation of the tax effect.
(H)	In April 2003, Expedia became aware of an error in the computation of amortization of stock-based compensation related to some of the unvested Microsoft options which converted to Expedia options on the completion of the initial public offering. The restatement had no impact on adjusted earnings and the increase in GAAP net income is as follows:

	Three Months Ended June 30, 2002
	GAAP Reported	GAAP Restated	Increase
Net income	$19,096	$20,062	$966

Net income per basic share	$0.17	$0.18	$0.01

Net income per diluted share	$0.15	$0.15	$—

Expedia reports revenue and earnings for second quarter – 6

Exhibit 2

Statements of Operations

Expedia, Inc.

(in thousands, except per share amounts)

(unaudited)

	Six Months Ended June 30, 2003 (A)				Six Months Ended June 30, 2002 (A)
	GAAP	Adjustments		Adjusted	GAAP (H)	Adjustments		Adjusted
Revenues:
Merchant (B)	$272,526			$272,526	$143,377			$143,377
Agency	164,042			164,042	106,541			106,541
Advertising and other	9,676			9,676	10,966			10,966

Total revenues	446,244			446,244	260,884			260,884

Cost of revenues:
Merchant	66,491			66,491	41,127			41,127
Agency	52,620			52,620	39,960			39,960
Advertising and other	1,409			1,409	1,445			1,445

Total cost of revenues	120,520			120,520	82,532			82,532

Gross profit	325,724			325,724	178,352			178,352

Gross profit %	73.0%			73.0%	68.4%			68.4%
Operating expenses:
Product development	23,516			23,516	16,879			16,879
Sales and marketing	139,832	(6,172	) (C)	133,660	76,049	(5,805	) (C)	70,244
General and administrative	30,859			30,859	19,786			19,786
Amortization of intangible assets	7,402	(7,402	) (D)	—	12,986	(12,986	) (D)	—
Recognition of stock-based compensation	12,862	(12,862	) (E)	—	2,181	(2,181	) (E)	—

Total operating expenses	214,471	(26,436)		188,035	127,881	(20,972)		106,909

Income from operations	111,253	26,436		137,689	50,471	20,972		71,443
Net interest income and other	3,914			3,914	5,168			5,168
Share of joint venture net loss	(243)			(243)	(398)			(398)
IAC merger-related expense	(7,064)	7,064	(F)	—	(9,860)	9,860	(F)	—

Pretax income	107,860	33,500		141,360	45,381	30,832		76,213
Provision for income taxes	(39,648)	(9,157	) (G)	(48,805)	(18,673)	(6,317	) (G)	(24,990)

NET INCOME	$68,212	$24,343		$92,555	$26,708	$24,515		$51,223

Pre-tax income per share:
Basic				$1.18				$0.69

Diluted				$1.04				$0.60

NET INCOME per share:
Basic	$0.57			$0.77	$0.24			$0.46

Diluted	$0.50			$0.68	$0.21			$0.40

Weighted average # of shares outstanding:
Basic	119,741			119,741	110,754			110,754

Diluted	136,309			136,309	126,558			126,558

(A)	The financial results presented for the period ended June 30, 2002 includes the operations of Classic Custom Vacations for 113 days as the acquisition occurred on March 9, 2002. Also, the financial results for the period ended June 30, 2003 includes the operations of Metropolitan Travel Inc. acquired July 13, 2002 and Newtrade Technologies Inc. acquired October 28, 2002.
(B)	Merchant amounts are reported on a net basis.
(C)	Non-cash marketing expense resulting from contribution by InterActiveCorp.
(D)	Amortization of acquired intangible assets.
(E)	Non-cash stock-based compensation expense.
(F)	Costs associated with the InterActiveCorp merger transaction.
(G)	The tax effect is computed by using Expedia’s effective statutory rate of 35.5% and applying it to the portion of the adjustments that are deductible for Federal income tax purposes. As a result, the amortization of intangibles associated with the Travelscape and VacationSpot acquisitions, the stock-based compensation associated with the Microsoft options that converted to Expedia options upon our initial public offering, along with the IAC merger-related expenses, are not included in the calculation of the tax effect.
(H)	In April 2003, Expedia became aware of an error in the computation of amortization of stock-based compensation related to some of the unvested Microsoft options which converted to Expedia options on the completion of the initial public offering. The restatement had no impact on adjusted earnings and the increase in GAAP net income is as follows:

	Six Months Ended June 30, 2002
	GAAP Reported	GAAP Restated	Increase
Net income	$24,811	$26,708	$1,897

Net income per basic share	$0.22	$0.24	$0.02

Net income per diluted share	$0.20	$0.21	$0.01

Expedia reports revenue and earnings for second quarter – 7

Exhibit 3

Condensed Consolidated Balance Sheets

Expedia, Inc.

(in thousands)

(unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$262,434	$218,219
Restricted cash	20,132	15,107
Marketable securities	726,927	365,790
Accounts receivable, net	46,180	35,741
Prepaid merchant bookings	29,642	12,435
Prepaid expenses and other current assets	18,227	12,667

Total current assets	1,103,542	659,959

Property and equipment, net	32,588	30,368
Deposits and other assets	2,160	632
Goodwill, net	124,289	124,286
Intangible assets, net	37,343	44,668

Total assets	$1,299,922	$859,913

LIABILITIES
Current liabilities:
Accounts payable	$79,000	$39,159
Accrued expenses	261,807	180,628
Deferred merchant bookings	331,136	149,348
Unearned revenue	6,753	4,772

Total current liabilities	678,696	373,907

STOCKHOLDERS’ EQUITY
Common stock	537	488
Class B common stock	690	690
Stockholder warrants	77,839	77,839
Additional paid-in-capital	585,695	500,839
Contribution from parent	95,443	95,443
Contribution receivable from parent	(56,062)	(62,234)
Unearned stock-based compensation	(505)	(1,564)
Retained deficit (A)	(85,124)	(128,328)
Accumulated other comprehensive income	2,713	2,833

Total stockholders’ equity	621,226	486,006

Total liabilities and stockholders’ equity	$1,299,922	$859,913

(A)	The repurchase of common stock is recorded to the retained deficit account.

Expedia reports revenue and earnings for second quarter – 8

Exhibit 4

Condensed Consolidated Cash Flow Statements

Expedia, Inc.

(in thousands)

(unaudited)

	Six months ended
	June 30, 2003	June 30, 2002
Operating activities:
Net income (A)	$68,212	$26,708
Adjustments to reconcile net income to net cash provided by operating activities (A)	83,282	58,178
Cash provided by changes in operating assets and liabilities, net of acquisitions	271,272	120,574

Net cash provided by operating activities	422,766	205,460

Investing activities:
Purchase of marketable securities, net	(361,719)	(114,009)
Additions to property and equipment, net	(12,164)	(12,735)
Acquisition of companies, net of acquisition costs	—	(35,326)
Funding of investments, deposits and restricted deposits, net	(6,553)	(6,240)

Net cash used in investing activities	(380,436)	(168,310)

Financing activities:
IAC transaction related costs	(7,064)	(9,860)
Net proceeds from issuance of common stock and common stock warrants	2,232	49,383
Net proceeds from exercise of options	31,647	22,241
Repurchase of common stock	(25,012)	—

Net cash provided by financing activities	1,803	61,764

Effect of foreign exchange rate changes on cash and cash equivalents	82	(22)

Net increase in cash and cash equivalents	44,215	98,892
Cash and cash equivalents at beginning of period	218,219	238,374

Cash and cash equivalents at end of period	$262,434	$337,266

(A)	In April 2003, Expedia became aware of an error in the computation of amortization of stock-based compensation related to some of the unvested Microsoft options which converted to Expedia options on the completion of the initial public offering. The restatement has no effect on net cash provided by operating activities. The effect of the restatement was to increase June 30, 2002 net income by $1.9 million and to decrease “adjustments to reconcile net income to net cash provided by operating activities” by $1.9 million.

Expedia reports revenue and earnings for second quarter – 9

Exhibit 5

Key Operating Metrics

(In Thousands)

(unaudited)

	Three months ending					Year- over- year
	Jun. 30, 2002	Sept. 30, 2002	Dec. 31, 2002	Mar. 31, 2003	Jun. 30, 2003
Gross Bookings
Total gross bookings (A)	1,335,000	1,466,000	1,380,000	1,802,000	2,046,000	53%
Agency gross bookings	937,000	1,042,000	1,002,000	1,190,000	1,369,000	46%
Merchant gross bookings	398,000	424,000	378,000	612,000	677,000	70%
International gross bookings	94,000	138,000	123,000	195,000	233,000	148%
US gross bookings	1,241,000	1,328,000	1,257,000	1,607,000	1,813,000	46%

Additional metrics
Revenue from packages	$41,527	$49,881	$46,912	$60,308	$74,712	80%
Total room nights stayed	2,627	3,207	3,168	3,462	4,592	75%
Merchant room nights stayed	2,077	2,602	2,522	2,825	3,731	80%
Merchant hotel average daily rate (excludes CCV) (B)	$120	$114	$119	$127	$124	3%

Customers
Average monthly Media Metrix reach (C) (D)	12,161	12,615	11,392	n/a	16,437	35%
Expedia.com conversion (D) (E)	6.3%	6.7%	7.2%	n/a	6.4%	n/a
Expedia new purchasing customers (F)	1,529	1,693	1,528	1,838	2,184	43%
Expedia cumulative purchasing customers (G)	9,139	10,832	12,360	14,197	16,381	n/a
Expedia quarterly unique purchasing customers (H)	2,217	2,492	2,355	2,707	3,213	45%

(A)	Gross bookings represent the total value of travel booked through the Expedia sites, WWTE sites, Classic Custom Vacations, and Metropolitan Travel since acquisition.
(B)	Includes taxes and fees
(C)	Average monthly Media Metrix reach represents the unduplicated reach for the Expedia sites.
(D)	Q103 reach and conversion are incalculable because Media Metrix has informed us that its published numbers January and February were incorrect and will not be revised. Reach in the month of March was 15,567,000.
(E)	Conversion represents the monthly average Expedia.com unique monthly purchasers divided by the monthly average Media Metrix reach for the Expedia.com site.
(F)	Expedia new purchasing customers represents the number of new customers transacting through the Expedia and WWTE sites in a quarter.
(G)	Expedia cumulative purchasing customers represents the cumulative number of customers that have ever transacted through the Expedia and WWTE sites as of the end of a quarter.
(H)	Expedia quarterly unique purchasing customers represents the number of unique customers transacting through the Expedia and WWTE sites over the course of a quarter.